                                                                 Exhibit 23.1

                     Consent of Independent Auditors

We consent to the reference to our firm under the caption "Selected Financial Data" and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59740) pertaining to the Amended and Restated 1986 Stock Option Plan, 1991 Stock Option Plan and Stock Option Plan for Directors of Peer Review Analysis, Inc. and in the Registration Statement (Form S-8, No 333-00354) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8, No. 333-4144) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-15261) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, and in the Registration Statement (Form S-8 No. 333-16961) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, of our report dated February 19, 1998 (except for Note 15 as to which the date is March 17, 1998), with respect to the consolidated financial statements and schedule of CORE, INC. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                           /s/ Ernst & Young LLP

                                           ERNST & YOUNG LLP


Boston, Massachusetts
April 8, 1998